Exhibit No. 10.5

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 made as of the 26th day of August, 2005, to the Employment Agreement made as of the 3rd day of September, 2004 (as amended, the “Agreement”), between UNITED RETAIL GROUP, INC., a Delaware corporation, with principal offices at 365 West Passaic Street, Rochelle Park, New Jersey 07662-6563, and GEORGE R. REMETA, residing at 25 Lee Way, Oakland, New Jersey 07436.

WHEREAS, capitalized terms used herein and defined in the Agreement shall have the same meaning as in the Agreement;

WHEREAS, the Executive has been employed by the Company as its Vice Chairman and Chief Administrative Officer;

WHEREAS, the Company desires to continue the services of the Executive, and the Executive desires to continue to provide such services to the Company, on the terms set forth in the Agreement; and

WHEREAS, the provisions of this Amendment were recommended by the Compensation Committee of the Company’s Board of Directors on August 25, 2005 and approved by the Company’s Board of Directors on August 26, 2006 in an executive session among the nonmanagement Directors.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Section 1(i) of the Agreement is amended to read in its entirety as follows:

“(i) Contract Term shall mean the period of time commencing on November 20, 1998 and ending on September 3, 2010 or such later date as may be mutually agreed upon by the Company and the Executive. (For the avoidance of doubt, Contract Term as used herein may extend beyond the termination of the Executive’s employment under this Agreement.)”

2.     All the other provisions of the Agreement shall remain in force unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in Rochelle Park, New Jersey, in duplicate originals on August 29, 2005.

UNITED RETAIL GROUP, INC. By: /s/ RAPHAEL BENAROYA Name: Raphael Benaroya Title: Chairman of the Board /s/GEORGE R. REMETA George R. Remeta